EXHIBIT 99.1

Phone: 800-213-0689 www.SolarWindow.com	Ms. Briana L. Erickson SolarWindow Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, MD 21044 Email: Briana@SolarWindow.com

News Release

SolarWindow Reveals First-Ever 'Invisible System' for Transporting Electricity on its Electricity-Generating Window

Columbia, MD – July 26, 2016 - SolarWindow Technologies, Inc. (OTCQB: WNDW) today announced an 'invisible' system for transporting electricity within the company's electricity-generating windows, currently under development for tall towers and skyscrapers, which consume nearly 40% of America's electrical power.

The company's SolarWindow™ generates electricity when its transparent organic coatings are applied in thin layers on to glass surfaces. The SolarWindow™ Intra-Connection System, announced today, moves electricity within these electricity-generating coatings to the company's previously developed 'invisible wires'. In turn, these 'invisible wires' transport electricity across the surface to the edge of the glass, where it's connected to building electrical systems.

In making today's announcement, the company released high-power optical microscopy images, revealing elements of a SolarWindow™ Intra-Connection System that is virtually invisible to the human eye at approximately 50 micrometers (µm) wide. The average human hair is approximately twice as thick (100 µm wide) and the traditional approach produces intra-connections that can be as much as ten times thicker (up to 500 µm wide).

Virtually invisible, the Intra-Connection System creates a discreet pattern of microscopic channels, which allows for the efficient transport of electricity within SolarWindow™. Remarkably, this entire system is embedded inside the ultra-thin layers of the company's electricity-generating coatings, and is so small that the human eye cannot see it.

Until now, conventional methods to form these intra-connections have utilized chemical or mechanical systems, which can be slow, unreliable, and prone to wear and tear. These traditional approaches also result in extremely wide and highly visible channels that are aesthetically unappealing and yield poor electron flow.

The SolarWindow™ Intra-Connection System doesn't rely on chemical and mechanical systems. The system creates ultra-fine features that are approximately one-half the width of a human hair, nearly invisible, while ensuring a smooth, efficient pathway for the flow of electricity. This proprietary approach also enables continuous, high-speed, high-volume manufacturing of SolarWindow™ products.

SolarWindow™ Transports Electricity Within Coatings Using Microscopic Channels (Left) That Are One-Half the Width of Human Hair (Right)

1

'Invisible Wires' Grid Transports Electricity Across the Surface of SolarWindow™ Coatings

"Today, we move forward in our quest to build skyscraper windows that generate vast amounts of electricity, in two important ways," said John A. Conklin, President and CEO of SolarWindow Technologies, Inc. "First, for our customers, the aesthetic appeal of this type of electrical connection system that is practically invisible to the human eye is clear. Second, this innovation provides advantages in high-speed manufacturing that traditional approaches simply cannot compete with."

The prospect of a transparent electricity-generating window that utilizes this virtually 'invisible system' for transporting electricity within and on the surface of SolarWindow™ is especially attractive to architects, designers, and building occupants in tall towers and skyscrapers. The world flat glass market is estimated to be approximately 89 billion square feet with over 430 million square feet of windows installed in the US alone.

There are an estimated five million tall towers and skyscrapers in the US, one of the company's target markets. Notably, SolarWindow™ achieves an independently validated one-year financial payback when modeled for installation on a 50-story building.

About SolarWindow Technologies, Inc.

SolarWindow Technologies, Inc. is a developer of next generation, transparent electricity-generating SolarWindow™ coatings.

SolarWindow™ coatings generate electricity on see-through glass and flexible plastics with colored tints popular to skyscraper glass. Unlike conventional systems, SolarWindow™ can be applied to all four sides of tall towers, generating electricity using natural and artificial light conditions and even shaded areas. SolarWindow™ uses organic materials, which are dissolved into liquid, ideal for low-cost high-output manufacturing; and is the subject of a patent pending technology.

The company's Proprietary Power Production & Financial Model (Power & Financial Model) uses photovoltaic (PV) modeling calculations that are consistent with renewable energy practitioner standards for assessing, evaluating and estimating renewable energy for a PV project. The Power & Financial Model estimator takes into consideration building geographic location, solar radiation for flat-plate collectors (SolarWindow™ irradiance is derated to account for 360 degree building orientation and vertical installation), climate zone energy use and generalized skyscraper building characteristics when estimating PV power and energy production, and carbon dioxide equivalents. Actual power, energy production and carbon dioxide equivalents modeled may vary based upon building-to-building situational characteristics and varying installation methodologies.

2

For additional information, please call Ms. Briana L. Erickson toll free at 1-800-213-0689 or visit: www.solarwindow.com.

To receive future press releases via email, please visit: http://solarwindow.com/join-our-email-list/

Follow us on Twitter @solartechwindow, or follow us on Facebook.

To view the full HTML text of this release, please visit: http://solarwindow.com/media/news-events/

Media Contact:

TrendLogic

Dwain Schenck

800-992-6299

dwain@trendlogicpr.com

For answers to frequently asked questions, please visit our FAQs page:
http://solarwindow.com/investors/faqs/

Social Media Disclaimer

Investors and others should note that we announce material financial information to our investors using SEC filings and press releases. We use our website and social media to communicate with our subscribers, shareholders and the public about the company's, SolarWindowTM technology development, and other corporate matters that are in the public domain. At this time, the company will not post information on social media that could be deemed to be material information unless that information was distributed to public distribution channels first. We encourage investors, the media, and others interested in the company to review the information we post on the company's website and the social media channels listed below:

•	Facebook
•	Twitter

* This list may be updated from time to time.

3

Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although SolarWindow Technologies, Inc. (the "company" or "SolarWindow Technologies") believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the company's products, technical problems with the company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that SolarWindow Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

4